Exhibit 10.12

Execution Version

THIRD AMENDMENT
TO LOAN, SECURITY AND GUARANTY AGREEMENT

This THIRD AMENDMENT TO LOAN, SECURITY AND GUARANTY AGREEMENT (this “Amendment”) is dated as of July 26, 2013 and is entered into by and among TRANSPORT CORPORATION OF AMERICA, INC., a Minnesota corporation (“TCA”), SOUTHERN CAL TRANSPORT, LLC, an Alabama limited liability company, as successor in interest to Southern Cal Transport, Inc., (“SoCal”), the other Subsidiaries of the Parent (as defined below), TCA and SoCal that are party to the Loan Agreement (as defined below) with TCA and So Cal as “Borrowers” and/or as “Guarantors,” PATRIOT HOLDING CORP., a Minnesota corporation, individually (the “Parent”) and in its capacity as a Guarantor (TCA, SoCal, the other Borrowers, Parent, and the other Guarantors are sometimes referred to herein collectively as the “Loan Parties” and individually as a “Loan Party”), the financial institutions party to the Loan Agreement as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (the “Agent”).

RECITALS:

A.            The Loan Parties, Lenders and the Agent have entered into that certain Loan, Security and Guaranty Agreement dated as of January 12, 2011 (as amended and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, the Agent and the Lenders have made and may hereafter make certain loans, advances and other financial accommodations to the Borrowers.

B.            Pursuant to a consent letter dated June 7, 2013, the Lenders and the Agent consented to TCA paying a dividend funded with the proceeds of revolving loans under the Loan Agreement to the Parent for the purpose of the Parent prepaying $5,000,000 in principal amount of subordinated debt owed to Marathon Fund Limited Partnership V, a Delaware limited partnership (the “Sponsor”), which debt is evidenced by that certain 20% Amended and Restated Unsecured Subordinated Note due July 31, 2017 dated as of July 26, 2013 (the “Amended and Restated Subordinated Note”) executed by the Parent and payable to the order of the Sponsor, in the original aggregate principal amount of $14,165,188.65 (such debt, the “Sponsor Note Debt”), which Amended and Restated Subordinated Note amended and restated that certain 20% Unsecured Subordinated Note due January 12, 2016 dated as of January 12, 2011 executed by the Parent and payable to the order of the Sponsor, in the original aggregate principal amount of $15,000,000.

C.            The Loan Parties have requested, among other things, that the Lenders (a) make available to the Borrowers an additional term loan facility under the Loan Agreement in the amount of $5,000,000 and (b) make available and fund an additional $1,750,000 in previously borrowed and repaid term loans under the existing term loan facility under the Loan Agreement, in each case for the purpose of making additional prepayments of the principal amount of the Sponsor Note Debt.

D.            Subject to the terms and conditions hereof, the Agent, the Lenders and the Loan Parties have agreed to advance such funds and to amend certain other provisions of the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

AGREEMENT:

SECTION 1.  DEFINITIONS.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2.  AMENDMENTS TO THE LOAN AGREEMENT.  Subject to the conditions and qualifications contained herein, including but not limited to those contained in Section 4, effective as of the Third Amendment Effective Date (as defined below):

2.1          Amendments to Section 1.2 (Definitions).

(a)           Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in proper alphabetical order:

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Excluded Swap Obligation: with respect to a Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Loan Party does not constitute an “eligible contract participant” as defined in such Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

Intangible Intermodal Dray Assets: Intangible assets associated with the intermodal dray division of TCA, which intangible assets shall include without limitation customer lists and employees related to such division, but shall not include any accounts receivable, inventory, equipment or other tangible assets associated therewith.

Qualified ECP: a Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Specified Loan Party: a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).

Swap Obligations: with respect to a Loan Party, its Bank Product Debt in respect of any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, it being hereby agreed that no Lender shall have any obligation to extend any Bank Product Debt in respect of any Hedging Agreement or other financial accommodation to a Loan Party other than TCA or any other Loan Party that has represented and demonstrated to the Agent (to the Agent’s satisfaction in its sole discretion) that such Loan Party is an Qualified ECP without giving effect to any keepwell, support or other agreement for the benefit of such Loan Party, and any acceptance of a Swap Obligation by a Loan Party shall constitute a representation to the Agent that such Loan Party is an Qualified ECP without giving effect to any keepwell, support or other agreement for the benefit of such Loan Party.

Tranche A Term Loan: collectively, any “Term Loan” made pursuant to this Agreement on the Closing Date (it being agreed that all such outstanding “Term Loans” shall be redesignated on the Third Amendment Effective Date as “Tranche A Term Loans”), together with those Loans made pursuant to Section 2.2.1 hereof on the Third Amendment Effective Date.

Tranche A Term Loan Commitment: for any Lender, the obligation of such Lender to make a Tranche A Term Loan hereunder, up to the principal amount shown on Schedule 1.1(d) (Commitments of Lenders).  “Tranche A Term Loan Commitments” means the aggregate amount of such commitments of all Lenders which amount shall be $7,000,000 on the Third Amendment Effective Date; it being acknowledged that (i) $5,250,000 of which Tranche A Term Loan Commitments have been previously funded as “Term Loans” on the Closing Date (and are and shall be deemed to be Tranche A Term Loans outstanding on the Third Amendment Effective Date) and (ii) the unfunded portion of the Tranche A Term Loan Commitment on the Third Amendment Effective Date is equal to the Tranche A Reload Commitment, which is the only portion of the Tranche A Term Loan Commitment to be funded by the Lenders on the Third Amendment Effective Date (in the respective principal amounts shown on Schedule 1.1(d) (Commitments of Lenders)).  Upon the funding of the Tranche A Term Loan on the Third Amendment Effective Date in the amount of each Lender’s Tranche A Reload Commitment, the Tranche A Term Loan Commitment shall be deemed fully satisfied.

Tranche A Term Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit B-1, which shall be in the amount of such Lender’s Tranche A Term Loan Commitment and shall evidence the Tranche A Term Loan made by such Lender.  Each Tranche A Term Note shall be deemed to amend, restate and replace any “Term Notes” issued prior to the Third Amendment Effective Date (but shall not be deemed to be a novation thereof).

Tranche A Reload Commitment: means, for any Lender, the obligation of such Lender to make a Tranche A Term Loan hereunder, up to the difference between the principal amount of such Lender’s Tranche A Term Loan Commitment and such Lender’s outstanding principal amount of the Tranche A Term Loan, in each case measured as of the Third Amendment Effective Date.

“Tranche A Reload Commitments” means the aggregate amount of such commitments of all Lenders which amount shall be $1,750,000 on the Third Amendment Effective Date.  The Tranche A Reload Commitments shall be deemed terminated upon the funding of the Tranche A Term Loans on the Third Amendment Effective Date.

Tranche B Term Loan: a loan made pursuant to Section 2.2.3.

Tranche B Term Loan Commitment: for any Lender, the obligation of such Lender to make a Tranche B Term Loan hereunder, up to the principal amount shown on Schedule 1.1(d) (Commitments of Lenders).  “Tranche B Term Loan Commitments” means the aggregate amount of such commitments of all Lenders, which amount shall be $5,000,000 on the Third Amendment Effective Date.  The Term Loan Commitments shall be deemed terminated upon the funding of the Tranche B Term Loan on the Third Amendment Effective Date.

Tranche B Term Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit B-2, which shall be in the amount of such Lender’s Tranche B Term Loan Commitment and shall evidence the Tranche B Term Loan made by such Lender.

Tranche B Termination Date: means January 1, 2016.

Third Amendment: means that certain Third Amendment to Loan Agreement dated as of July 26, 2013 by and among the Loan Parties, the Lenders party thereto and the Agent.

Third Amendment Effective Date:  the date on which the conditions precedent to the effectiveness of the Third Amendment are satisfied or waived.

(b)           Section 1.1 of the Loan Agreement is hereby amended by amending and restating each of the following definitions set forth below in its entirety to read as follows:

Applicable Margin: with respect to any Type of Loan, the respective margin set forth below, as determined by reference to the Fixed Charge Coverage Ratio as calculated as of the last day of the most recently ended Fiscal Quarter on a consolidated basis for all Loan Parties and their Subsidiaries

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans	Base Rate Tranche A Term Loans	LIBOR Tranche A Term Loans	Base Rate Tranche B Term Loans	LIBOR Tranche B Term Loans

I	Less than 1.25	1.00%	2.25%	1.25%	2.50%	2.25%	3.50%

II	Greater than or equal to 1.25 but less than 1.50	0.75%	2.00%	1.00%	2.25%	2.25%	3.50%

III	Greater than or equal to 1.50	0.50%	1.75%	0.75%	2.00%	2.25%	3.50%

The Applicable Margin shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2(a) or (b) (Financial or Other Information) of the financial statements and corresponding Compliance Certificate pursuant to Section 10.1.2 (c) (Financial or Other Information) for the then most recently ended Fiscal Year or for the last month of each Fiscal Quarter, respectively, based upon the Fixed Charge Coverage Ratio (as calculated on a consolidated basis for all Loan Parties and their Subsidiaries) as determined as of the last day of the period then ended, which change shall be effective on the first day of the calendar month following receipt thereof; provided, however, that from the Third Amendment Effective Date until the first day of the month following the date on which the financial statements and corresponding Compliance Certificate shall have been delivered to Agent pursuant to Section 10.1.2(a) and 10.1.2(c) (Financial or Other Information) covering the Fiscal Quarter and year to date period ending September 30, 2013, the Applicable Margin shall be determined by reference to Level II (or, if with respect to any Fiscal Quarter ending after the Third Amendment Effective Date but prior to September 30, 2013, Level I pricing would be warranted, then at Level I).  If any financial statements and corresponding Compliance Certificate have not been received when due pursuant to Section 10.1.2(a) or (b), as applicable and 10.1.2(c) (Financial or Other Information), then, at the option of Agent or Required Lenders, the Applicable Margin shall be determined as if Level I were applicable, from such day until such financial statements or Compliance Certificate, as applicable, are received by Agent.  Notwithstanding the foregoing, no such decrease to the Applicable Margin of any Loan shall become effective if, and for so long as, any Default or Event of Default shall have occurred and be continuing.

Bank Product Debt: Debt and other obligations of a Loan Party relating to Bank Products; provided, that Bank Product Debt of a Loan Party shall not include its Excluded Swap Obligations.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations (it being agreed with respect to any LC Obligations outstanding at the time of measurement and so long as no Default or Event of Default has occurred and is continuing, that any such cash collateral in excess of such amount shall be released as Cash Collateral and applied in accordance with the other terms of this Agreement) and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” and “Cash Collateralized” have correlative meanings.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment, Tranche A Term Loan Commitment and Tranche B Term Loan Commitment.  “Commitments” means the aggregate amount of all Revolver

Commitments, Tranche A Term Loan Commitments and Tranche B Term Loan Commitments.

Fixed Charge Coverage Ratio: for any Computation Period for Parent and its Subsidiaries on a consolidated basis, the ratio of:

(a) the aggregate of (i) the total for such period of EBITDA, plus (ii) Gross Cash Proceeds (as defined below) from sales of Rolling Stock received by Borrowers during such period minus (iii) the sum of income taxes paid (or which should have been paid) in cash by such Persons and all unfinanced Capital Expenditures of such Persons incurred during such period to

(b) the sum, without duplication, for such period for Parent and its Subsidiaries on a consolidated basis of (i) cash principal payments on any Funded Debt made or scheduled to be made during such period (including scheduled, balloon or prepayment amounts, other than payments of Revolver Loans which do not permanently reduce the Revolving Commitment and excluding prepayment amounts on the Sponsor Debt which are permitted under this Agreement or consented to in writing by the Agent), plus (ii) cash Interest Expense during such period, plus (iii) the amount of Management Fees paid by the Loan Parties during such period, plus (iv) the amount of any Distribution by any Loan Party to or from any Person (other than another Loan Party) made or paid during such period.

As used in this definition, “Gross Cash Proceeds” means, with respect to any Disposition (which for purposes hereof shall exclude any refinancing of Debt secured thereby or any sale/leaseback thereof or any similar transaction) or of Rolling Stock, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Disposition, net of (i) the direct reasonable costs relating to such Disposition (including reasonable and customary sales commissions and reasonable legal, accounting and investment banking fees) and (ii) taxes paid or reasonably estimated by such Loan Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

Hedging Agreement: (a) any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code and (b) any agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

LIBOR Term Loan: a Tranche A Term Loan or a Tranche B Term Loan that bears interest based on LIBOR.

Loan: a Revolver Loan, Tranche A Term Loan or Tranche B Term Loan.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Loan Parties with respect to Letters of Credit (including, to the extent applicable, the Existing Letters of Credit), (c) interest, expenses, fees and other sums payable by Loan Parties under Loan Documents, (d) obligations of Loan Parties under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations.

Revolver Termination Date:  January 12, 2017.

Sponsor Debt: all obligations of the Loan Parties to the Sponsor pursuant to the Sponsor Note Documents (as amended by that certain Sponsor Note Agreement Amendment).

Sponsor Note: means that certain 20% Amended and Restated Unsecured Subordinated Note due July 31, 2017 dated as of July 26, 2013 executed by the Parent and payable to the order of the Sponsor, in the original aggregate principal amount of $14,165,188.65, which Amended and Restated Unsecured Subordinated Note amends and restates that certain 20% Unsecured Subordinated Note due January 12, 2016, dated as of the date hereof, executed by Parent to the order of the Sponsor, in the original aggregate principal amount of $15,000,000, as the same may be amended from time to time in accordance with the terms hereof and of the Subordination Agreement and Section 10.2.11 (Restriction of Amendments to Certain Documents) hereof.

Sponsor Note Agreement: that certain Subordinated Note Purchase Agreement dated as of the date hereof among Sponsor and Parent, as amended by the Sponsor Note Agreement Amendment, and as such agreement may be amended in accordance with the terms hereof and of the Subordination Agreement and Section 10.2.11 (Restriction of Amendments to Certain Documents) hereof.

Sponsor Note Agreement Amendment: that certain First Amendment to Note Purchase Agreement dated as of July 26, 2013 among Parent and Sponsor.

Term Loan: collectively, the Tranche A Term Loans and the Tranche B Term Loans.

Term Loan Commitment: for any Lender, the obligation of such Lender to make a Tranche A Term Loan or a Tranche B Term Loan hereunder.

Term Note: each Tranche A Term Note, Tranche B Term Note or other promissory note executed by a Borrower to evidence any Obligations.

Trigger Condition: with respect to Section 10.3 (Financial Covenants), either (x) the occurrence or continuance of an Event of Default or (y) the Average Availability for any calendar quarter is less than the greater of 15% of the aggregate Revolver Commitments as then in effect and $7,500,000.

Trigger Period:  with respect to Section 10.3 (Financial Covenants), (a) prior to the Full Payment of the Tranche B Term Loans, any period during which any Obligation with respect to the Tranche B Term Loans is or was outstanding or (b) the period commencing on and including the last day of the Fiscal Quarter then most recently ended prior to occurrence of a Trigger Condition with respect to which the financial statements and corresponding Compliance Certificate shall have been delivered to Agent pursuant to Section 10.1.2 (a) or (b) (Financial and Other Information), as applicable, and Section 10.1.2(c) (Financial and Other Information), and ending on and including the last day of the next Fiscal Quarter during which no Trigger Condition existed or occurred; it being acknowledged that a Trigger Period shall cover, at a minimum, a three Fiscal Quarter period.

(c)           The definition of “Permitted Acquisition” is hereby amended by deleting the reference in item (d) thereof to “$15,000,000” and inserting in its place “the greater of 20% of the aggregate Revolver Commitments at the time or $10,000,000”.

2.2          Amendment to Section 2.1.3 (Use of Proceeds).  Section 2.1.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1.3.      Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to finance a portion of the Related Transactions; (c) for Permitted Acquisitions; (d) to pay fees and transaction expenses associated with the closing of this credit facility and the Related Transactions; (e) to pay Obligations in accordance with this Agreement; (f) for working capital and other lawful corporate purposes of Borrowers; (g) to prepay the outstanding principal under the Sponsor Debt to the extent permitted under Section 10.2.3 (Restricted Payments) and Section 10.2.4(c) (Mergers, Consolidations, Sales and Other Transactions Outside the Ordinary Course of Business); and/or (h) as otherwise consented to in writing by the Agent.

2.3          Amendment to Section 2.2 (Term Loan Commitment).  Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.2.         Term Loan Commitment.

2.2.1.      Tranche A Term Loans.  The Loan Parties hereby acknowledge that as of the Third Amendment Effective Date (prior to giving effect to advances made pursuant to the Third Amendment) the outstanding principal balance of the Tranche A Term Loan (formerly the “Term Loan” or “Term Loans” under and pursuant to the Agreement prior to giving effect to the Third Amendment) was $5,250,000.  All such previously funded and currently outstanding “Term Loans” shall be redesignated herein on the Third Amendment Effective Date as Tranche A Term Loans and the Loan Parties hereby reaffirm all of their repayment obligations with respect thereto on the terms set forth herein.  On the Third

Amendment Effective Date, subject to the terms and conditions hereof, each Lender agrees, severally (and not jointly) on a Pro Rata basis to make a Tranche A Term Loan to the Borrowers in the amount of such Lender’s Tranche A Reload Commitment, such that after giving effect thereto, each Lender shall have (after giving effect to the Tranche A Term Loans previously funded and outstanding under the Agreement and the Tranche A Term Loans funded on the Third Amendment Effective Date) outstanding Tranche A Term Loans in a principal amount equal to its respective Tranche A Term Loan Commitment as of the Third Amendment Effective Date.  The Tranche A Term Loan Commitment and the Tranche A Reload Commitment of each Lender shall expire upon the funding by Lenders of the Tranche A Term Loans.  Once repaid, whether such repayment is voluntary or required, Tranche A Term Loans may not be reborrowed.

2.2.2.      Tranche A Term Notes.  The Tranche A Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Tranche A Term Note to such Lender.

2.2.3.      Tranche B Term Loans.  Subject to the terms and conditions hereof, each Lender agrees, severally on a Pro Rata basis in the amount of its Tranche B Term Loan Commitment on the terms set forth herein, to make a Tranche B Term Loan to Borrowers in the amount of such Lender’s Tranche B Term Loan Commitment.  The Tranche B Term Loans shall be funded by Lenders on the Third Amendment Effective Date.  The Tranche B Commitment of each Lender shall expire upon the funding by Lenders of the Tranche B Term Loans.  Once repaid, whether such repayment is voluntary or required, Tranche B Term Loans may not be reborrowed.

2.2.4.      Tranche B Term Notes.  The Tranche B Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Tranche B Term Note to such Lender.

2.2.5.      Use of Proceeds.  The proceeds of the Tranche A Term Loans up to the aggregate principal amount of the Tranche A Reload Commitment and the Tranche B Term Loans shall be used by Loan Parties solely (i) to prepay existing Sponsor Debt on the Third Amendment Effective Date to the extent permitted under Section 10.2.3 (Restricted Payments) (including by way of funding, issuing and paying dividends to Parent the proceeds of which shall be used by Parent to so prepay such Sponsor Debt) and (ii) to the extent not so permitted to be used, for general corporate purposes.

2.4          Amendment to Section 3.1.1 (Rates and Payment of Interest).  Section 3.1.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c)           Interest accrued on the Loans shall be due and payable in arrears, (i) in the case of Base Rate Loans on the first day of each month (commencing February 1, 2011) for the immediately preceding month (or any longer period for which interest has not previously been paid); (ii) in the case of any LIBOR Loan, on the last day of the Interest Period applicable thereto, (iii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; (iv) on the Commitment Termination Date (and following which, upon demand); and (v) in the case of Tranche B Term Loans, on the Tranche B Termination Date (and following which, upon demand).  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

2.5          Amendment to Section 3.2.1 (Unused Line Fee).  Section 3.2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

3.2.1.      Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, (a) a fee equal to 0.25% per annum times the average daily amount by which the Revolver Commitments exceed the aggregate daily balance of Revolver Loans and outstanding undrawn face amount of Letters of Credit during any month, if during such month the quotient of the average daily amount of the Revolver Loans (other than, where there is more than one Lender, Swingline Loans) and outstanding undrawn face amount of Letters of Credit divided by the average daily amount of the Revolver Commitments is greater than 0.50%, (b) a fee equal to 0.375% per annum times the average daily amount by which the Revolver Commitments exceed the aggregate daily balance of Revolver Loans and outstanding undrawn face amount of Letters of Credit during any month, if during such month the quotient of the average daily amount of the Revolver Loans (other than, where there is more than one Lender, Swingline Loans) and outstanding undrawn face amount of Letters of Credit divided by the average daily amount of the Revolver Commitments is less than or equal to 0.50%.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date

2.6          Amendment to Section 4.3 (Number and Amount of LIBOR Loans; Determination of Rate).  Section 4.3 of the Loan Agreement is hereby amended by deleting the reference therein to “6 Borrowings” and inserting in its place “8 Borrowings”.

2.7          Amendment to Section 5.2.3 (Repayment of Term Loans).  Section 5.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.2.3.      Repayment of Term Loans.

(a)           Tranche A Term Loans.  The principal amount of the Tranche A Term Loans shall be repaid on the first day of each Fiscal Quarter in consecutive installments of $175,000, commencing on April 1, 2011 and continuing through the Commitment Termination Date, on which date all outstanding and unpaid principal, interest and other amounts owing with respect to the Tranche A Term Loans shall be due and payable in full.  Each installment shall be paid to Agent for the Pro Rata benefit of Lenders.  Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed (except in connection with the funding of the Tranche A Term Loans up to the amount of the Tranche A

Reload Commitment on the Third Amendment Effective Date as set forth in Section 2.2.1 (Tranche A Term Loans)).

(b)           Tranche B Term Loans.  The principal amount of the Tranche B Term Loans shall be repaid on the first day of each Fiscal Quarter in consecutive installments of $500,000, commencing on October 1, 2013 and continuing through the Tranche B Termination Date, on which date all outstanding and unpaid principal, interest and other amounts owing with respect to the Tranche B Term Loans shall be due and payable in full.  Each installment shall be paid to Agent for the Pro Rata benefit of Lenders.  Once repaid, whether such repayment is voluntary or required, Tranche B Term Loans may not be reborrowed.

2.8          Amendment to Section 5.2.4 (Voluntary Prepayment of Term Loans).  Section 5.2.4. of the Loan Agreement is hereby amended and restated in its entirety as follows:

5.2.4       Voluntary Prepayment of Term Loans.  Borrowers may, at their option from time to time, prepay the Term Loans, together with all accrued and unpaid interest thereon, which principal prepayment must be at least $500,000, plus any increment of $500,000 in excess thereof, subject to, in the case of LIBOR Loans, the payment of costs set forth in Section 3.9 (Funding Losses) but otherwise without premium or penalty; provided, that no prepayment of the Term Loans shall be permitted if immediately before and after giving effect to such prepayment, Availability would be less than $10,000,000; provided, further that Borrowers may not voluntarily prepay any amount of the Tranche A Term Loans until the Lenders have received Full Payment in respect of the Tranche B Term Loans.  Loan Party Agent shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given, shall be given at least 10 Business Days prior to the end of a month and shall be effective as of the first day of the next month and shall certify compliance with the Availability condition set forth above.

2.9          Amendments to Section 5.2.5 (Mandatory Prepayments).

(a)           Subclauses (i) through (iii) of Section 5.2.5(a) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

(i)            Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition (or financing or refinancing of any Obligations with Debt permitted under Section 10.2.1(b) or (i) (Debt)) of Eligible Included Rolling Stock or Intangible Intermodal Dray Assets, in an amount equal to the greater of (x) 100% of the Net Cash Proceeds from such Asset Disposition and (y) any amount required to be repaid pursuant to Section 5.2.5(b) below resulting from the reduction of the Borrowing Base as a result of such Asset Disposition, such amounts to be applied (A) first, to the outstanding principal balance of the Revolving Loans (which prepayment shall not be deemed a reduction of the Revolver Commitment) until paid in full, (B) second, to all remaining installments of principal of the Tranche B Term Loan in the inverse order of maturity until paid in full, (C) third, to all remaining installments of principal of the Tranche A Term Loan in the inverse order of maturity until paid in full and (D) fourth, to Cash Collateralize any outstanding Letters of Credit;

(ii)           Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition (or financing or refinancing of any Obligations with Debt permitted under Section 10.2.1(b) or (i) (Debt)), of any asset other than Eligible Included Rolling Stock or Intangible Intermodal Dray Assets, in an amount equal to the Net Cash Proceeds from such Asset Disposition, which proceeds shall be applied (A) first, to all remaining installments of principal of the Tranche B Term Loan in the inverse order of maturity until paid in full, (B) second, to all remaining installments of principal of the Tranche A Term Loan in the inverse order of maturity until paid in full, (C) third, to the outstanding principal balance of the Revolving Loans (which prepayment shall not be deemed a reduction of the Revolver Commitment) until paid in full, and (D) fourth, to Cash Collateralize any outstanding Letters of Credit; and

(iii)          Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Equity Interests of any Loan Party (excluding (x) any issuance of Equity Interests pursuant to any employee or director option program, benefit plan or compensation program permitted hereunder, (y) any such issuance by TCA, SoCal or any Wholly-Owned Subsidiary that is a Loan Party and (z) any issuance of common non-redeemable Equity Interests of any Loan Party to its parent corporation or entity to shareholders of such Loan Party which were and which have continued to be shareholders of such Loan Party from and after the Closing Date to the date of such issuance), or from the issuance of any Debt of any Loan Party (excluding Debt permitted by Section 10.2.1 (Debt)), in each case, an amount equal to 100% of such Net Cash Proceeds therefrom, which proceeds shall be applied (A) first, to all remaining installments of principal of the Tranche B Term Loan in the inverse order of maturity until paid in full, (B) second, to all remaining installments of principal of the Tranche A Term Loan in the inverse order of maturity until paid in full, (C) third, to the outstanding principal balance of the Revolving Loans (which prepayment shall not be deemed a reduction of the Revolver Commitment) until paid in full, and (D) fourth, to Cash Collateralize any outstanding Letters of Credit.

2.10        Amendment to Section 5.11.1 (Joint and Several Liability).  Section 5.11.1 of the Loan Agreement is hereby amended by deleting the first sentence thereof and inserting the following in its place:

Each Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents, except its Excluded Swap Obligations.

2.11        Amendments to Section 10.2.3 (Restricted Payments).

(a)           Section 10.2.3(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d)           (i) On the Third Amendment Effective Date, Borrowers may make a Distribution to Parent funded solely by the proceeds of the Terms Loans funded on the Third Amendment Effective Date up to the aggregate amount of the Tranche A Reload Commitment and the Tranche B Term Loan Commitment for the purpose of Parent prepaying the Sponsor Debt on such date in accordance with and to the extent permitted by clause (e)(i) of this Section 10.2.3 (Restricted Payments) and (ii) so long as (w) no Default or Event of Default exists or would result therefrom, (x) both immediately before and after making such payment, Availability and Average Availability for the 30-day period immediately preceding the date of such Distribution, in each case as calculated on a Pro Forma Basis, would equal or exceed the greater of 25% of the aggregate Revolver Commitments at the time and $12,500,000, (y) the outstanding principal balances of the Term Loans have been paid in full in cash and (z) immediately after giving effect to such Distribution, Loan Parties and their Subsidiaries would, on a consolidated basis, have a Fixed Charge Coverage Ratio of not less than 1.25:1.00 as calculated on a Pro Forma Basis (in each case, as certified by the Chief Financial Officer in a certificate to be delivered to Agent at least 10 days prior to such Distribution and reconfirmed on the date of such Distribution, setting forth the calculation thereof in reasonably sufficient detail and in form and substance reasonably satisfactory to Agent), then Loan Parties may declare and pay dividends to Parent and Parent may dividend to the holders of its Equity Interests, in each case, out of legally available funds, a dividend or dividends of not more than $5,000,000 in any Fiscal Year.

(b)           Section 10.2.3 of the Loan Agreement is hereby further amended adding the following as a new subclause (e) thereto:

(e)           (i)  On the Third Amendment Effective Date, Borrowers may make a Distribution to Parent funded solely with the proceeds of Term Loans funded on the Third Amendment Effective Date up to the aggregate amount of the Tranche A Reload Commitment and the Tranche B Term Loan Commitment for the purpose of Parent prepaying the Sponsor Debt (and upon receipt thereof by Parent, Parent shall promptly use such monies solely to prepay such Sponsor Debt), so long as (x) no Default or Event of Default exists or would result therefrom, (y) both immediately before and after making such payment Availability and Average Availability for the 30-day period immediately preceding the date of such Distribution, in each case as calculated on a Pro Forma Basis, would equal or exceed the greater of 25% of the aggregate Revolver Commitments at the time and $12,500,000, and (z) such prepayment is permitted under the terms of the Subordination Agreement (as amended), and (ii) on and after December 31, 2013, Borrowers may make a Distribution to Parent for the purpose of Parent making prepayments of principal in respect of the Sponsor Debt (and upon receipt thereof by Parent, Parent shall promptly use such monies solely to prepay such Sponsor Debt), so long as (x) no Default or Event of Default exists or would result therefrom, (y) both immediately before and after making such payment Availability and Average Availability for the 30-day period immediately preceding the date of such Distribution, in each case as calculated on a Pro Forma Basis, would equal or exceed the greater of 25% of the aggregate Revolver Commitments at the time and $12,500,000, and (z) such prepayment is not otherwise prohibited under the terms of the Subordination Agreement.

2.12        Amendment to Section 10.2.4 (Mergers, Consolidations, Sales and Other Transactions Outside the Ordinary Course of Business).

(a)           Section 10.2.4(a) of the Loan Agreement is hereby amended by adding the following as a new clause (xii) therein:

(xii)         sales of Intangible Intermodal Dray Assets for at least fair market value to a non-Affiliate for cash at closing so long as (1) no Default or Event of Default exists or would result therefrom, (2) the Net Cash Proceeds for such sale will not exceed $2,000,000, and (3) the Net Cash Proceeds are applied in accordance with Section 5.2.5(a) (Mandatory Prepayments), and (4) after giving effect to such sale and the application of the proceeds thereof, no Overadvance shall exist or would result therefrom;

(b)           Section 10.2.4(c) of the Loan Agreement is hereby amended and restated in its entirety as follows

(c)           prepay any Debt (other than (i) the Obligations in accordance with the terms of this Agreement, (ii) upon the permitted Disposition of the asset securing Debt permitted pursuant to Section 10.2.1(b) (Debt) or the permitted refinancing of such Debt, the prepayment of such Debt, (iii) Sponsor Debt to the extent permitted pursuant to Section 10.2.3(e) (Restricted Payments) or (iv) so long as (x) no Default or Event of Default then exists or would result therefrom, (y) immediately after giving effect to such payment (in each case, as certified by the Chief Financial Officer in a certificate to be delivered to Agent at least 10 days prior to such payment and reconfirmed on the date of such payment, setting forth the calculation thereof in reasonably sufficient detail and in form and substance reasonably satisfactory to Agent), (1) Loan Parties and their Subsidiaries would, on a consolidated basis, have a Fixed Charge Coverage Ratio of not less than 1.25:1.00 as calculated on a Pro Forma Basis and (2) immediately after making such payment Availability and Average Availability for the 30-day period immediately preceding the date of such payment, in each case as calculated on a Pro Forma Basis, would equal or exceed $15,000,000; and (z) the outstanding principal balance of the Term Loan has been repaid in full in cash, any other Debt other than Subordinated Debt).

2.13                        Exhibit B:  Form of Term Loan Note.  The Loan Agreement shall be amended by deleting the form of Term Loan Note in Exhibit B attached thereto in its entirety and substituting therefor the form of Tranche A Term Loan Note and the form of Tranche B Term Loan Note attached hereto as “Exhibit B-1” and “Exhibit B-2,” respectively.

2.14                        Exhibit C:  Form of Assignment and Acceptance: The Loan Agreement shall be amended by deleting the form of Assignment and Acceptance in Exhibit C attached thereto in its entirety and substituting therefor the form of Assignment and Acceptance attached hereto as “Exhibit C”.

2.15                        Exhibit D:  Form of Assignment Notice: The Loan Agreement shall be amended by deleting the form of Assignment Notice in Exhibit D attached thereto in its entirety and substituting therefor the form of Assignment Notice attached hereto as “Exhibit D”.

2.16                        Exhibit K:  Form of Notice of Conversion/Continuation: The Loan Agreement shall be amended by deleting the form of Notice of Conversion/Continuation in Exhibit K attached thereto in its entirety and substituting therefor the form of Notice of Conversion/Continuation attached hereto as “Exhibit K”.

2.17                        Exhibit M:  Form of Compliance Certificate: The Loan Agreement shall be amended by deleting the form of Compliance Certificate in Exhibit M attached thereto in its entirety and substituting therefor the form of Compliance Certificate attached hereto as “Exhibit M”.

2.18                        Schedule 1.1(d):  Commitments of Lenders: The Loan Agreement shall be amended by deleting Schedule 1.1(d) attached thereto in its entirety and substituting therefor the Schedule 1.1(d) attached hereto as “Schedule 1.1(d)”.

SECTION 3.FEES. As consideration for the modifications to the Loan Agreement contemplated in this Amendment, Borrowers jointly and severally shall pay to the Agent in immediately available funds, for the ratable account of each Lender, (i) a fee in an amount equal to 0.25% (25 basis points) of such Lender’s portion of the Tranche B Term Loan Commitments, (ii) a fee in an amount equal to 0.10% (10 basis points) of such Lender’s portion of the Tranche A Term Loan Commitments (after giving effect hereto), and (iii) a fee in an amount equal to 0.10% (10 basis points) of such Lender’s portion of the Revolver Commitments, in each case calculated after giving effect to this Amendment.

SECTION 4.CONDITIONS TO EFFECTIVENESS.  This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent in a manner satisfactory to Agent (the “Third Amendment Effective Date”):

4.1                               All representations and warranties of the Loan Parties set forth herein shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the Third Amendment Effective Date as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date).

4.2                               The Agent shall have received executed counterparts of this Amendment from the Agent, the Lenders and each of the Loan Parties.

4.3                               The Agent shall have received that certain First Amendment to Subordination Agreement dated as of the date hereof (the “Subordination Agreement Amendment”) between Sponsor and Agent.

4.4                               The Parent shall have entered into that certain First Amendment to Note Purchase Agreement dated as of July 26, 2013 (the “NPA Amendment”) among the Parent and the Sponsor, which NPA Amendment shall, among other things, extend the maturity date of the Sponsor Note Debt to July 31, 2017, in form and substance satisfactory to the Agent.

4.5                               The Parent shall have executed and delivered to Sponsor that certain Amended and Restated Subordinated Note, in form and substance satisfactory to the Agent, which Amended and Restated Subordinated Note shall reflect a maturity date extended to July 31, 2017 and an outstanding principal amount of no greater than $10,000,000.

4.6                               The Agent shall have received, with respect to the Included Real Property (a) an amendment or an amendment and restatement (collectively, the “Mortgage Modifications”) to the applicable Mortgages in a form reasonably satisfactory to the Agent and its counsel to, duly executed by the appropriate Borrower, (b) evidence that counterparts of each of the Mortgage Modifications have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Agent and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid; (c) evidence reasonably acceptable to the Agent that none of the properties subject to a Mortgage are located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area or, if any such property is located within a “special flood hazard” area, evidence of a flood insurance policy (if such insurance is required by Applicable Law), which insurance shall cover real property and any personal property of any Loan Party, from a company and in an amount reasonably satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee and loss payee and (d) if applicable, an update to the mortgage policy relating to such property or any other update to any Related Real Property Documents, in each case in a form acceptable to the Agent.

4.7                               Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.

4.8                               Agent shall have received one or more certificates, in form and substance reasonably satisfactory to it, from the Chief Financial Officer or Treasurer certifying that after giving effect to the funding of the Tranche A Reload Commitment, the Tranche B Term Loans and transactions hereunder, the (A) Loan Parties, taken as a whole, are Solvent; (B) no Default or Event of Default exists and no default or event of default under any other material Debt, agreement or contract of any Loan Party exists or, in any case, would result from such transactions; (C) the representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects (unless a representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects); and (D) Loan Parties have complied with all agreements and conditions to be satisfied by them under the Loan Documents, Related Agreements and the Sponsor Note Documents, and each such condition has been satisfied.

4.9                               Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (i) that attached copies of such Loan Party’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment, the Subordination Agreement Amendment, the Notes, the Mortgage Modifications and any other Loan Document or Sponsor Note Document and the transactions contemplated hereby or thereby (the “Amendment Documents”) are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to such matters; and (iii) to the title, name and signature of each Person authorized to sign the Amendment Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.

4.10                        Agent shall have received a written opinion of Dorsey & Whitney LLP, as well as any local counsel to Loan Parties or Agent, as Agent shall reasonably request (including from each state in which the Included Real Estate is located for which an amendment to a Mortgage is required in connection with this Amendment).

4.11                        Agent shall have received copies of the charter documents of each Loan Party, certified by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization or certifications from such Loan Party that there have been no changes to such charter documents since a copy certified by the applicable Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization was previously provided to Agent.  Agent shall have received good standing certificates for each Loan Party, issued by the Secretary of State or other appropriate official of (i) such Loan Party’s jurisdiction of organization and, (ii) if different, the jurisdiction in which such Loan Party’s chief executive office is located.

4.12                        Agent shall have received (a) the First Amendment to Fee Letter dated as of the date hereof between Agent and the Borrowers, (b) the fees described in Section 3 hereof and (c) payment by Loan Parties of all accrued and unpaid fees and expenses to the extent then due and payable to Agent, Issuing Bank and/or Lenders to the extent invoiced prior to the Third Amendment Effective Date, together with all reasonable and properly documented out-of-pocket expenses (including legal fees and expenses of Jones Day, special counsel to Agent, and any other reasonably necessary legal counsel to Agent and the fees and expenses of any consultants and other advisors) required to be reimbursed or paid by Loan Parties hereunder or under any other Loan Document, plus such additional amounts of such expenses as shall constitute Agent’s reasonable estimate of such expenses incurred or to be incurred by Agent through the closing proceedings (provided, that such estimate shall not thereafter preclude final settling of accounts between Loan Parties and Agent).

4.13                        Agent shall have received a Borrowing Base Certificate dated as of the Third Amendment Effective Date based on July 23, 2013.  Upon giving effect to the funding of the Tranche B Term Loans, the Tranche A Terms Loans and any Revolver Loans to be funded on such date, and the intended prepayment by Borrowers of the Sponsor Debt (or the issuance of a dividend to Parent in such amount) and all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability on the

Third Amendment Effective Date shall equal or exceed the greater of 25% of the aggregate Revolving Commitments as of such date and $12,500,000.

4.14                        Since December 31, 2012 there has been no change in the condition, financial or otherwise, of any Loan Party that could reasonably be expected to have a Material Adverse Effect.

4.15                        Agent shall have received copies (or, if acceptable to Agent, acknowledgments) of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC, tax,  intellectual property, real estate title, and Lien and judgment searches and other evidence reasonably satisfactory to Agent that Agent’s Liens are the only Liens upon the Collateral, except Permitted Liens.

4.16                        The Agent shall have received real estate appraisals dated as of a recent date relating to each of the parcels of Real Property constituting Included Real Property prepared by a qualified real estate appraiser, and in form and substance, in each case, reasonably acceptable to the Agent and the Required Lenders.

4.17                        The Agent shall have received all other instruments, documents, certificates and agreements as it may reasonably request, including but not limited to Notices of Borrowing relating to any Loans to be advanced on the Third Amendment Effective Date, copies of all filings or recordations, if any, necessary or reasonably desired to perfect its Liens in the Collateral, including but not limited to any UCC financing statements or amendments thereof and any certificates of title or amendments thereof with respect to any motor vehicles and Rolling Stock.

SECTION 5.  REPRESENTATIONS, COVENANTS AND REAFFIRMATION.

5.1                               Each of the Loan Parties hereby represents and warrants to the Agent and the Lenders that as of the date hereof (1) the representations of the Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the date hereof as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date); (2) no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Amendment and the transactions contemplated hereby; (3) the execution, delivery and performance by the Loan Parties of this Amendment (i) have been duly authorized by all necessary corporate and, if required, shareholder action on the part of the Loan Parties, (ii) will not violate any applicable material law or regulation or the organizational documents of any Loan Party, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on any Loan Party or any of its assets and (iv) do not require any consent, waiver or approval of or by any Person (other than the Agent and the Lenders) which has not been obtained; and (4) this Amendment constitutes the valid and legally binding obligation of the Loan Parties party hereto, enforceable against each such Loan Party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

5.2                               Each of the Loan Parties hereby expressly reaffirms and assumes all of its obligations and liabilities to the Agent and the Lenders as set forth in the Loan Agreement and the other Loan Documents and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, undertakings, indemnities, grants of security interests and covenants contained in the Loan Agreement and the other Loan Documents, as such obligations and liabilities may be modified by this Amendment, as though the Loan Agreement and the other Loan Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date.  Each Loan Party hereby ratifies, confirms, affirms and again grants to the Agent, without condition, all liens and security interests in all Collateral granted to the Agent pursuant to the Loan Agreement and the other Loan Documents and such liens and security interests shall continue to secure the Obligations under the Loan Agreement as amended by this Amendment, and all extensions, renewals, refinancing, amendments or modifications of any of the foregoing.

SECTION 6.GENERAL PROVISIONS.

6.1                               No Changes.  Except as expressly provided in this Amendment, the terms and provisions of the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.  This Amendment shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any other Loan Document, except as specifically set forth herein, (b) operate as a waiver or otherwise prejudice any right, power or remedy that Agent may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, (c) be a waiver of any existing or future default arising out of any other failure of any Loan Party to comply with the terms of the Loan Agreement or any other Loan Document, or (d) constitute a waiver or an amendment to any provision of the Loan Agreement or any other Loan Document, in each case, except as specifically set forth herein.

6.2                               Attorney’s Fees and Costs.  In addition to the fees described in Section 4.12 of this Amendment, each of the Loan Parties hereby jointly and severally agrees to reimburse the Agent for all of its reasonable and documented out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and related documents.

6.3                               GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; OTHER WAIVERS.  (a) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

(b)                                 EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR IN THE LOAN AGREEMENT.

(c)                                  NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN ANY OTHER COURT, NOR LIMIT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.  NOTHING IN THIS AMENDMENT SHALL BE DEEMED TO PRECLUDE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN ANY FORUM OR JURISDICTION.

(d)                                 EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.4                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be delivered by facsimile or electronic mail and each signature page hereto delivered by facsimile or electronic mail shall be deemed for all purposes to be an original signatory page.

6.5                               Further Assurances.  Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Agent or any of the Lenders to effectuate fully the intent of this Amendment.

6.6                               Captions.  The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

6.7                               References.  On or after the Third Amendment Effective Date, each reference in the Loan Agreement to this “Agreement” or words of like import, and each reference in any Loan Document or any other agreement to the Loan Agreement shall, in each case, unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.  This Amendment, on and after the Third Amendment Effective Date, shall constitute a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents.

6.8                               Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.9                               Successors and Assigns.  This Amendment shall inure to the benefit of the Agent and the Lenders, their respective successors and assigns and be binding upon the Loan Parties, their successors and assigns.

6.10                        No Novation.  Nothing herein contained shall be construed as a substitution, novation or repayment of the Loans or other Obligations outstanding under the Loan Agreement and/or any of the other Loan Documents as in effect prior to the effectiveness of this

Amendment, all of which shall remain outstanding in full force and effect after the effectiveness of this Amendment.

6.11                        Loan Document.  This Amendment shall constitute a Loan Document

6.12                        Release.  Each of the Loan Parties hereby irrevocably and absolutely waives any defenses, claims, counterclaims and setoffs and releases Agent and the Lenders and each of their respective affiliates, officers, directors, shareholders, employees, agents and attorneys from any and all claims, demands or causes of action of any kind, nature or description, in each case, whether arising in law or equity or upon contract or tort or under any state or federal laws or otherwise, which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date hereof, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.

BORROWERS AND GUARANTORS:

TRANSPORT CORPORATION OF AMERICA, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

TCA OF OHIO, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

TA LOGISTICS, INC.

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

FV LEASING COMPANY

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

SOUTHERN CAL TRANSPORT, LLC (as successor in interest to Southern Cal Transport, Inc.)

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Vice President, Chief Financial Officer, and Secretary

ADWAY LEASING, LLC

By:	/s/ Mark J. Emmen
Name:	Mark J. Emmen
Title:	Secretary

GUARANTOR:

PATRIOT HOLDING CORP.

By:	/s/ Joseph M. Heinen
Name:	Joseph M. Heinen
Title:	Vice President, Secretary and Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and sole initial Lender

/s/ Andrew J. Heinz
By:	Andrew J. Heinz
Title:	Senior Vice President

SCHEDULE 1.1(d)

Commitments of Lenders

Lender	Revolver Commitment	Pro Rata Share	Tranche A Term Loan Commitment	Pro Rata Share	Tranche B Term Loan Commitment	Pro Rata Share	Tranche A Reload Commitment	Pro Rata Share
Bank of America, N.A.	$50,000,000	100%	$7,000,000	100%	$5,000,000	100%	$1,750,000	100%
TOTALS	$50,000,000	100%	$7,000,000	100%	$5,000,000	100%	$1,750,000	100%

EXHIBIT B-1

to

Loan and Security Agreement

TRANCHE A TERM LOAN NOTE

[Date]	$	Chicago, Illinois

Transport Corporation of America, Inc., a Minnesota corporation (“TCAM”), TCA of Ohio, Inc., a Minnesota corporation (“TCAO”), TA Logistics, Inc., a Minnesota corporation (“TA Logistics”), FV Leasing Company, a Minnesota corporation (“FV Leasing”), Southern Cal Transport, LLC, an Alabama limited liability company, as successor in interest to Southern Cal Transport, Inc. (“SoCal”), Adway Leasing, LLC, an Alabama limited liability company (“Adway;” TCAM, TCAO, TA Logistics, FV Leasing, SoCal and Adway each, individually, a “Borrower” and, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                                                          (“Lender”), the principal sum of                                                              DOLLARS ($                      ), or such lesser amount as may be advanced by Lender as a Tranche A Term Loan under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan, Security and Guaranty Agreement dated as of January 12, 2011, among Borrowers, Patriot Holding Corp., a Minnesota corporation, such other persons as may from time to time be parties thereto as “Borrowers” and/or “Guarantors,” Bank of America, N.A., as Agent and Issuing Bank, and certain other financial institutions that are from time to time party thereto as lenders, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Lender’s Tranche A Term Loan under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the prepayment of amounts upon specified terms and conditions.

The holder of this Tranche A Term Loan Note (this “Note”) is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to the Tranche A Term Loan, including payments thereon.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Except as otherwise provided in the Loan Documents or required by applicable law, each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by

Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

This Note shall constitute a “Loan Document” for all purposes under and pursuant to the Loan Agreement and the other Loan Documents.

This Note, in addition to evidencing Lender’s Tranche A Term Loan under the Loan Agreement, also amends, restates, reevidences and is issued in substitution for the Term Loan Note dated as of January 12, 2012 in favor of Bank of America, N.A. (the “Existing Note”) (it being acknowledged that a portion of the Tranche A Term Loans were previously funded as “Term Loans” evidenced by such Existing Note (and shall hereafter be deemed to be Tranche A Term Loans evidenced by this Note)).  Execution and delivery of this Note and any document executed pursuant hereto are not intended to and should not be construed (i) to deem to have repaid or otherwise discharged any amount of principal of or interest on the Existing Note, (ii) to effect a novation or otherwise release the obligations of the Borrowers under or extinguish the debt evidenced by the Existing Note, or (iii) to release, cancel, terminate or otherwise impair the status or priority of all or any part of the Liens or security interests granted to the Agent as collateral security for the obligations of the Loan Parties under any other Loan Documents.

IN WITNESS WHEREOF, this Tranche A Term Loan Note is executed as of the date set forth above.

TRANSPORT CORPORATION OF AMERICA, INC.

By:
Name:
Title:

TCA OF OHIO, INC.

By:
Name:
Title:

TA LOGISTICS, INC.

By:
Name:
Title:

2

FV LEASING COMPANY

By:
Name:
Title:

SOUTHERN CAL TRANSPORT, LLC, as successor in interest to Southern Cal Transport, Inc.

By:
Name:
Title:

ADWAY LEASING, LLC

By:
Name:
Title:

3

EXHIBIT B-2

to

Loan and Security Agreement

TRANCHE B TERM LOAN NOTE

[Date]	$	Chicago, Illinois

Transport Corporation of America, Inc., a Minnesota corporation (“TCAM”), TCA of Ohio, Inc., a Minnesota corporation (“TCAO”), TA Logistics, Inc., a Minnesota corporation (“TA Logistics”), FV Leasing Company, a Minnesota corporation (“FV Leasing”), Southern Cal Transport, LLC, an Alabama limited liability company (“SoCal”), Adway Leasing, LLC, an Alabama limited liability company (“Adway;” TCAM, TCAO, TA Logistics, FV Leasing, SoCal and Adway each, individually, a “Borrower” and, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                                                          (“Lender”), the principal sum of                                                              DOLLARS ($                      ), or such lesser amount as may be advanced by Lender as a Tranche B Term Loan under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan, Security and Guaranty Agreement dated as of January 12, 2011, among Borrowers, Patriot Holding Corp., a Minnesota corporation, such other persons as may from time to time be parties thereto as “Borrowers” and/or “Guarantors,” Bank of America, N.A., as Agent and Issuing Bank, and certain other financial institutions that are from time to time party thereto as lenders, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Tranche B Term Loan Note (this “Note”) from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Lender’s Tranche B Term Loan under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the prepayment of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to the Tranche B Term Loan, including payments thereon.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Except as otherwise provided in the Loan Documents or required by applicable law, each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

This Note shall constitute a “Loan Document” for all purposes under and pursuant to the Loan Agreement and the other Loan Documents.

IN WITNESS WHEREOF, this Tranche B Term Loan Note is executed as of the date set forth above.

TRANSPORT CORPORATION OF AMERICA, INC.

By:
Name:
Title:

TCA OF OHIO, INC.

By:
Name:
Title:

TA LOGISTICS, INC.

By:
Name:
Title:

FV LEASING COMPANY

By:
Name:
Title:

SOUTHERN CAL TRANSPORT, LLC

By:
Name:
Title:

2

ADWAY LEASING, LLC

By:
Name:
Title:

3

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan, Security and Guaranty Agreement dated as of January 12, 2011, as amended (“Loan Agreement”), among Transport Corporation of America, Inc., a Minnesota corporation (“TCAM”), TCA of Ohio, Inc., a Minnesota corporation (“TCAO”), TA Logistics, Inc., a Minnesota corporation (“TA Logistics”), FV Leasing Company, a Minnesota corporation (“FV Leasing”), Southern Cal Transport, LLC, an Alabama limited liability company, as successor in interest to Southern Cal Transport, Inc. (“SoCal”), Adway Leasing, LLC, an Alabama limited liability company (“Adway;” TCAM, TCAO, TA Logistics, FV Leasing, SoCal and Adway each, individually, a “Borrower” and, collectively, “Borrowers”), Patriot Holding Corp., a Minnesota corporation, such other persons as may from time to time be parties thereto as “Borrowers” and/or “Guarantors,” Bank of America, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”) and as Issuing Bank, and such Lenders.  Terms are used herein as defined in the Loan Agreement.

                                                                              (“Assignor”) and                                                                               (“Assignee”) agree as follows:

1.                                      Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                 of Assignor’s outstanding Revolver Loans and $                       of Assignor’s participations in LC Obligations, (b) the amount of $                     of Assignor’s Revolver Commitment (which represents         % of the total Revolver Commitments), (c) a principal amount of $                 of Assignor’s outstanding Tranche A Term Loan and (d) a principal amount of $                 of Assignor’s outstanding Tranche B Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.                                      Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $                    , the outstanding balance of its Revolver Loans and participations in LC Obligations is $                    , the outstanding balance of its Tranche A Term Loans is $                    , and the outstanding balance of its Tranche B Term Loans is $                    ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.                                      Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.                                      This Agreement shall be governed by the laws of the State of Illinois.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.                                      Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)                                 If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)                                 If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

2

Account No.

Reference:

3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                           .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

4

EXHIBIT D

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan, Security and Guaranty Agreement dated as of January 12, 2011, as amended (“Loan Agreement”), among Transport Corporation of America, Inc., a Minnesota corporation (“TCAM”), TCA of Ohio, Inc., a Minnesota corporation (“TCAO”), TA Logistics, Inc., a Minnesota corporation (“TA Logistics”), FV Leasing Company, a Minnesota corporation (“FV Leasing”), Southern Cal Transport, LLC, an Alabama limited liability company, as successor in interest to Southern Cal Transport, Inc. (“SoCal”), Adway Leasing, LLC, an Alabama limited liability company (“Adway;” TCAM, TCAO, TA Logistics, FV Leasing, SoCal and Adway each, individually, a “Borrower” and, collectively, “Borrowers”), Patriot Holding Corp., a Minnesota corporation, such other persons as may from time to time be parties thereto as “Borrowers” and/or “Guarantors,” Bank of America, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”) and as Issuing Bank, and such Lenders; and (2) the Assignment and Acceptance dated as of                         , 20      (“Assignment Agreement”), between                                       (“Assignor”) and                                          (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $                  of Assignor’s outstanding Revolver Loans and $                        of Assignor’s participations in LC Obligations, (b) the amount of $                      of Assignor’s Revolver Commitment (which represents         % of the total Revolver Commitments), (c) a principal amount of $                  of Assignor’s outstanding Tranche A Term Loan, and (d) a principal amount of $                  of Assignor’s outstanding Tranche B Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $                   , and Assignee’s Revolver Commitment to be increased by $                   .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                           .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

APPROVED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

LOAN PARTY AGENT:*

TRANSPORT CORPORATION OF AMERICA, INC.

By
Title:

*No signature required if Assignee is a Lender, U.S. based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By
Title:

2

EXHIBIT K

to

Loan and Security Agreement

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Bank of America, N.A., as Agent

135 South LaSalle Street

Chicago, IL 60603

Ladies and Gentlemen:

The undersigned, in its capacity as Loan Party Agent (as defined in the Loan Agreement referred to below), pursuant to Section 3.1.2 of the Loan, Security and Guaranty Agreement, dated as of January 12, 2011 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”; the capitalized terms defined therein being used herein as therein defined), among (i) Transport Corporation of America, Inc., a Minnesota corporation, in its individual capacity and in its capacity as the “Loan Party Agent” thereunder, Southern Cal Transport, LLC, an Alabama limited liability company, as successor in interest to Southern Cal Transport, Inc., and each other Borrower thereunder (each Person referred to in this clause (i), collectively, the “Borrowers”), (ii) Patriot Holding Corp., a Minnesota corporation, and such other persons as may from time to time be parties to the Loan Agreement as “Guarantors” thereunder, (iii) the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and (iv) Bank of America, N.A., as a Lender and as agent for itself and the Lenders (in such capacity as agent, the “Agent”), hereby irrevocable requests, for and on behalf of itself and the other Loan Parties, the [conversion] [continuation] of the Borrowings of Loans referred to below (the “Proposed [Conversion] [Continuation]”), and in that connection sets forth below the information relating to such Proposed [Conversion] [Continuation] as required by Section 3.1.2 of the Loan Agreement:

(i)            The Proposed [Conversion] [Continuation] relates to the Borrowing of [Revolver Loans] [Tranche A Term Loans](1) [Tranche B Term Loans] originally made on                        , 20     (the “Outstanding Borrowing”) in the principal amount of $[                     ] and currently maintained as a Borrowing of [Base Rate Loans] [LIBOR Loans with an Interest Period ending on                        ,       ].

(ii)           The Business Day of the Proposed [Conversion] [Continuation] is                        ,         .(2)

(iii)          The Outstanding Borrowing shall be [continued as a Borrowing of LIBOR Loans with an Interest Period of [            ]] [converted into a Borrowing of [Base Rate Loans] [and] [LIBOR Loans with an Interest Period of [            ]].(3)

(1)           Note that references in this clause (i) to Tranche A Term Loans shall be deemed to include “Term Loans” advanced pursuant to the Loan Agreement prior to the Third Amendment Effective Date.

(2)           The Agent shall receive such notice no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.

(3)           In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods or “terms”, the Borrower should make appropriate modifications to this clause to reflect same. The duration of Interest Periods is subject to Section 3.1.3 of the Loan Agreement.  The Type of Loans into which an Outstanding Borrowing may be continued or converted, and the duration of any Interest Period selected, shall be subject to Sections 3.1.2 and 3.1.3 of the Loan Agreement, and otherwise in accordance with the terms of the Loan Agreement

The undersigned, for and on behalf of itself and the other Loan Parties, hereby certifies that no Default or Event of Default has occurred and will be continuing on the date hereof or of the Proposed [Conversion] [Continuation].

This notice shall be deemed a “Loan Document” for all purposes under and pursuant to the Loan Agreement and the other Loan Documents.

Very truly yours,

TRANSPORT CORPORATION OF AMERICA, INC.,as Loan Party Agent

By:
Name:
Title:

EXHIBIT M

to

Loan and Security Agreement

FORM OF COMPLIANCE CERTIFICATE

[Date]

This Compliance Certificate is delivered to you pursuant to Section 10.1.2 of the Loan, Security and Guaranty Agreement, dated as of January 12, 2011 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), among (i) Transport Corporation of America, Inc., a Minnesota corporation, in its individual capacity and in its capacity as the “Loan Party Agent” thereunder, Southern Cal Transport, LLC, an Alabama limited liability company, as successor in interest to Southern Cal Transport, Inc., and each other Borrower thereunder (each Person referred to in this clause (i), collectively, the “Borrowers”), (ii) Patriot Holding Corp., a Minnesota corporation (the “Parent”), and such other persons as may from time to time be parties to the Loan Agreement as “Guarantors,” (iii) the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and (iv) Bank of America, N.A., as a Lender and as agent for itself and the Lenders (in such capacity as agent, the “Agent”).  Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.  I hereby certify as follows:

1.                                      I am the duly elected, qualified and acting [Chief Financial Officer][Treasurer] of the Parent.

2.                                      I have reviewed and am familiar with the contents of this Compliance Certificate.  I am providing this Compliance Certificate solely in my capacity as an officer of the Parent.  The matters set forth herein are true to the best of my knowledge after due inquiry.

3.                                      Each Loan Party is in compliance with the requirements of Sections 8.6.2, 10.1.7 and 10.2 of the Loan Agreement.

4.                                      As of the date of this Compliance Certificate, no condition or event exists which constitutes a Default or an Event of Default[, except for                     ].]

5.                                      [The Loan Parties are [not] in compliance with Section 10.3 of the Loan Agreement and Schedule 1 hereto sets forth the Leverage Ratio and Fixed Charge Coverage Ratio in each case, for the Computation Periods ending [               .](4)

6.                                      Schedule 2 hereto sets forth a list of list all outstanding Bank Products with Lenders (or their Affiliates) other than Bank of America (or its Affiliates)

7.                                      [The Fixed Charge Coverage Ratio is [           ], and thus the Applicable Margin is at Level [     ].](5)

(4)                                 To be included with quarterly, but not monthly, Compliance Certificates.

(5)           To be included with quarterly, but not monthly, Compliance Certificates.

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first set forth above.

PATRIOT HOLDING CORP.

By:
Name:
Title: [Chief Financial Officer][Treasurer]

SCHEDULE 1

Financial Ratios for Computation Period ended [                ]

Leverage Ratio

1.	Funded Debt	$[ ]

2.	EBITDA (from Schedule 1(a))	$[ ]

3.	Leverage Ratio (Line 1 ÷ Line 2)	[ ] to 1.0

4.	In Compliance	Yes/No

Fixed Charge Coverage Ratio

1.	EBITDA (from Schedule 1(a))	$[ ]

2.	Gross Cash Proceeds from sales of Rolling Stock received by Borrowers	$[ ]

3.	Sum of income taxes paid in cash by Borrowers and all unfinanced Capital Expenditures of Borrowers incurred during this period	$[ ]

4.	Item (a) (Line 1 + Line 2 — Line 3)	$[ ]

5.	Cash principal payments on Funded Debt	$[ ]

6.	Cash Interest Expense	$[ ]

7.	Management Fees paid by the Loan Parties	$[ ]

8.	Distributions by Loan Parties	$[ ]

9.	Item (b) (Sum of Lines 5 through 8)	$[ ]

10.	Fixed Charge Coverage Ratio (Line 4 ÷ Line 9)	[ ] to 1.0

11.	In Compliance	Yes/No

SCHEDULE 1(a)

EBITDA

1.	Consolidated Net Income	$[ ]

2.	Interest Expense (to the extent deducted in determining such Consolidated Net Income)	$[ ]

3.	Income tax expense (to the extent deducted in determining such Consolidated Net Income)	$[ ]

4.	Depreciation and amortization expense (to the extent deducted in determining such Consolidated Net Income)	$[ ]

5.

Permitted Transaction fees and expenses incurred in the first Fiscal Quarter of 2011 in connection with the consummation of the Related Transactions, the issuance of the Sponsor Debt and the documentation, negotiation and execution of the Loan Documents and approved by the Agent (to the extent deducted in determining such Consolidated Net Income and permitted pursuant to (and letter references in this item relating to) the specific categories set forth in Schedule 1.1(f) to the Loan Agreement)

a. b. c. d.

6.	EBITDA (Line 1 — (Sum of Lines 2 through 5))	$[ ]

SCHEDULE 2

Bank Products with Lenders other than the Agent